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                                                                   EXHIBIT 10.20

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

      THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of December 15, 2004, 2004, by and between CRAY INC., a Washington corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

      WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of April 10, 2003, as amended from time to time ("Credit Agreement").

      WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth in this Amendment, the parties hereto agree that the Credit Agreement shall be amended as follows:

      1. Section 1.1(a) is hereby amended to reflect that (a) the amount of the Line of Credit shall be $15,000,000, (b) the expiration date of the Line of Credit is December 31, 2005, (c) Borrower shall not be entitled to advances under the Line of Credit, and (d) notwithstanding clause (c) above, all overdrafts in any of Borrower's accounts with Bank shall constitute advances under the Line of Credit whether or not such overdrafts occur after the expiration of the Line of Credit or exceed the maximum amount of the Line of Credit. Borrower acknowledges that clause (d) above does not constitute a commitment of Bank to permit overdrafts in any of Borrower's accounts with Bank.

      2. Section 1.1(c) is hereby amended to reflect that (a) the amount of the Letter of Credit subfeature under the Line of Credit shall be $15,000,000, (b) Bank agrees to issue Letters of Credit under the Letter of Credit subfeature of the Line of Credit, and (c) with the exception of Letters of Credit that are outstanding as of the date of this Amendment, no Letter of Credit issued under the Letter of Credit subfeature shall have an expiration date subsequent to the maturity date of the Line of Credit.

      3. The maturity date of Line of Credit is hereby extended until December 31, 2005. The promissory note dated as of April 10, 2003, executed by Borrower and payable to the order of Bank which evidences the Line of Credit is hereby amended to reflect the December 31, 2005 maturity date, as well as the $15,000,000 amount of the Line of Credit. All other terms and conditions of the Note remain in full force and effect, without waiver or modification.

      4. Borrower acknowledges that Bank has not committed to make any renewal or further extension of the expiration date or maturity date of the Line of Credit beyond December 31, 2005, and that any such renewal or further extension remains in the sole discretion of Bank. This Amendment constitutes the entire agreement between Bank and Borrower with respect to the expiration date and the maturity date extension for the Line of Credit, and supersedes all prior negotiations, discussions and correspondence concerning such extension.

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      5. Section 4.9 (Financial Condition) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

            SECTION 4.9. Intentionally omitted.

      6. Section 5.2 of the Credit Agreement is hereby amended to reflect that Borrower shall be permitted to incur the indebtedness evidenced by up to $80,000,000 in the Notes; as such term is defined in Section 7.12 of the Credit Agreement.

      7. The modifications set forth in this Amendment shall not be effective unless and until (a) Borrower has executed and delivered to Bank this Amendment,
(b) Borrower has paid Bank a non- refundable fee in the amount of $10,000, and
(c) Borrower has executed and delivered to Bank and complied with the terms of that certain Securities Account Agreement and Control Agreement both of even date herewith.

      8. Promptly upon demand by Bank, Borrower shall reimburse Bank for attorneys' fees incurred by Bank in connection with this Amendment.

      9. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

      10. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there neither exists any Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default, other than financial covenant defaults that the Bank has previously waived. The Bank confirms that its existing waivers continue in effect through the maturity date of the Line of Credit.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                           WELLS FARGO BANK,
CRAY INC.                                   NATIONAL ASSOCIATION

BY: /s/ Kenneth W. Johnson                 By: /s/ Russ Carson
    ----------------------                     -------------------------
Title: Sr. Vice President                  Title: AVP / Relationship Mgr